UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 27, 2024
Date of Report (Date of earliest event reported) ____________________________
Aramark
(Exact name of Registrant as Specified in its Charter) ____________________________
Delaware		001-36223	20-8236097
(State or other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)
2400 Market Street			19103
Philadelphia,	Pennsylvania
(Address of Principal Executive Offices)			(Zip Code)

(215)	238-3000
(Registrant's Telephone Number, Including Area Code)
N/A (Former name or former address, if changed since last report.)
__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class		Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock,	par value $0.01 per share	ARMK	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 14 to the Credit Agreement

On March 27, 2024 (the “Closing Date”), Aramark Services, Inc. (the “Company”), an indirect wholly-owned subsidiary of Aramark (“Aramark” or “Parent”), Aramark Intermediate HoldCo Corporation (“Holdings”) and certain wholly-owned domestic subsidiaries of the Company entered into Amendment No. 14 (the “Amendment”) with the financial institutions party thereto and JPMorgan Chase Bank, N.A. as administrative agent for the Lenders (as defined below) and collateral agent for the secured parties thereunder to the Credit Agreement (as amended by the Amendment, the “Credit Agreement”), dated March 28, 2017, among the Company, Holdings, certain other borrowers party thereto and certain wholly-owned domestic subsidiaries of the Company, the financial institutions from time to time party thereto (including the financial institutions party to the Amendment, the “Lenders”), the issuing banks named therein and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and collateral agent for the secured parties thereunder.

The Amendment provides for, among other things, the repricing of all of the U.S. Term B-5 Loans (as defined in the Credit Agreement) and U.S. Term B-6 Loans (as defined in the Credit Agreement) previously outstanding under the Credit Agreement by refinancing (i) all of the U.S. Term B-5 Loans previously outstanding under the Credit Agreement with new U.S. Term B-7 Loans in an amount equal to $730,458,023.44 due in April 2028 and (ii) all of the U.S. Term B-6 Loans previously outstanding under the Credit Agreement with new U.S. Term B-8 Loans in an amount equal to $1,094,500,000.00 due in June 2030. The new U.S. Term B-7 Loans and the new U.S. Term B-8 Loans were funded in full on the Closing Date and were applied by the Company to refinance the entire principal amount of U.S. Term B-5 Loans and the U.S. Term B-6 Loans previously outstanding under the Credit Agreement.

The new U.S. Term B-7 Loans and the new U.S. Term B-8 Loans each bear interest at a rate equal to, at the Company’s election, either (a) a forward-looking term rate based on SOFR for the applicable interest period (“Adjusted Term SOFR”) or (b) a base rate determined by reference to the highest of (1) the prime rate of the administrative agent, (2) the federal funds rate plus 0.50% and (3) the Adjusted Term SOFR for a one month interest period plus 1.00%, plus an applicable margin set initially at 2.00% for borrowings based on Adjusted Term SOFR and 1.00% for borrowings based on the base rate.

The U.S. Term B-7 Loans do not require any quarterly repayments of the principal amount. The U.S. Term B-8 Loans require repayments of principal in quarterly installments of $2,750,000 from March 31, 2024 through March 31, 2030.

Other than as set forth above, the U.S. Term B-7 Loans and the U.S. Term B-8 Loans are subject to substantially identical terms currently relating to guarantees, collateral, mandatory prepayments and covenants that were applicable to the U.S. Term B-5 Loans and U.S. Term B-6 Loans previously outstanding under the Credit Agreement and the Company’s other U.S. Term B Loans currently outstanding under the Credit Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1
Amendment No. 14 (the “Amendment”), dated as of March 27, 2024, among Aramark Services, Inc. (the “Company”), Aramark Intermediate HoldCo Corporation (“Holdings”), certain wholly-owned subsidiaries of the Company, the financial institutions party thereto and JPMorgan Chase Bank, N.A. as administrative agent for the Lenders (as defined below) and collateral agent for the secured parties thereunder to the Credit Agreement, dated March 28, 2017, among the Company, Holdings, certain other borrowers party thereto, the financial institutions from time to time party thereto (including the financial institutions party to the Amendment, the “Lenders”), the issuing banks named therein and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and collateral agent for the secured parties thereunder.

104	Cover Page Interactive Date File (embedded within the Inline XRBL document)

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aramark

Date:	March 27, 2024	By:	/s/ LAUREN A. HARRINGTON
		Name:	LAUREN A. HARRINGTON
		Title:	Senior Vice President and General Counsel